As filed with the Securities and Exchange Commission on October 15, 2014

Registration No. 333-192964

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANCHOR BANCORP WISCONSIN INC.

(Exact name of registrant as specified in its charter)

Delaware	6712	39-1726871
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25 West Main Street

Madison, Wisconsin 53703

(608) 252-8700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark D. Timmerman, Esq.

Executive Vice President, Secretary and General Counsel

Anchor BanCorp Wisconsin Inc.

25 West Main Street

Madison, Wisconsin 53703

(608) 252-8700

(Name, Address, Including Zip Code and Telephone Number, Including Area Code of Agent for Service)

Copies to:

Michael J. Zeidel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	Jennifer Durham King, Esq. Vedder Price P.C. 222 North LaSalle Street Chicago, Illinois 60601 (312) 609-7500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 is being filed solely for the purposes of updating Exhibit 5.1 and the Index to Exhibits herewith. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Index to Exhibits attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ANCHOR BANCORP WISCONSIN INC.

By:	/s/ Chris M. Bauer
	Name:	Chris M. Bauer
	Title:	President and Chief Executive Officer
	Date:	October 15, 2014

In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Chris M. Bauer	By:	*
	Chris M. Bauer President and Chief Executive Officer, Director (principal executive officer) Date: October 15, 2014		Thomas G. Dolan Executive Vice President, Chief Operating Officer Date: October 15, 2014

By:	*	By:	*
	Richard A. Bergstrom Director Date: October 15, 2014		Bradley E. Cooper Director Date: October 15, 2014

By:	*	By:	*
	David L. Omachinski Director Date: October 15, 2014		Pat Richter Director Date: October 15, 2014

By:	*	By:	*
	Martin S. Friedman Director Date: October 15, 2014		Holly Cremer Berkenstadt Director Date: October 15, 2014

By:	*
William T. James Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer) Date: October 15, 2014

*By:	/s/ Chris M. Bauer
Chris M. Bauer Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Confirmation Order, dated August 30, 2013 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on September 6, 2013).

3.1	Amended and Restated Certificate of Incorporation of Anchor BanCorp Wisconsin Inc. (incorporated by reference to Exhibits 3.1 of the Registrant’s Forms 8-K filed on September 27, 2013 and November 29, 2013).

3.2	Amended and Restated Bylaws of Anchor BanCorp Wisconsin Inc. (Effective September 25, 2013) (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on September 27, 2013).

4.1*	Specimen Share Certificate.

4.2*†	Form of 9.9% Investor Stock Purchase Agreement dated August 12, 2013 by and between the Company and the investors named therein.

4.3*†	Form of 4.9% Investor Stock Purchase Agreement dated August 12, 2013 by and between the Company and the investors named therein.

4.4*†	Form of Management Investor Stock Purchase Agreement dated August 12, 2013 by and between the Company and the investors named therein.

4.5*†	Form of Secondary Sale Purchaser Agreement dated September 19, 2013 by and between the Company and the investors named therein.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Anchor BanCorp Wisconsin Inc. Retirement Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Form S-1 Registration Statement filed on March 19, 1992).

10.2	Anchor BanCorp Wisconsin Inc. Annual Incentive Bonus Plan (incorporated by reference to Exhibit 10.10 of Registrant’s Form S-1 Registration Statement filed on March 19, 1992).

10.3	Anchor BanCorp Wisconsin Inc. Directors’ Deferred Compensation Plan (incorporated by reference to Exhibit 10.9 of Registrant’s Form S-1 Registration Statement filed on March 19, 1992).

10.4	Order to Cease and Desist between Anchor BanCorp Wisconsin, Inc. and the Office of Thrift Supervision dated June 26, 2009 (incorporated by reference to Exhibit 10.28 of Registrant’s Annual Report on Form 10-K for the year ended March 31, 2009 filed on June 29, 2009, File No. 000-20006, Film No. 09915927).

10.5	Stipulation and Consent to Issuance of Order to Cease and Desist between Anchor BanCorp Wisconsin, Inc. and the Office of Thrift Supervision dated June 26, 2009 (incorporated by reference to Exhibit 10.29 of Registrant’s Annual Report on Form 10-K for the year ended March 31, 2009 filed on June 29, 2009, File No. 000-20006, Film No. 09915927).

10.6	Order to Cease and Desist between AnchorBank, fsb and the Office of Thrift Supervision dated June 26, 2009 (incorporated by reference to Exhibit 10.30 of Registrant’s Annual Report on Form 10-K for the year ended March 31, 2009 filed on June 29, 2009, File No. 000-20006, Film No. 09915927).

10.7	Stipulation and Consent to Issuance of Order to Cease and Desist between AnchorBank, fsb and the Office of Thrift Supervision dated June 26, 2009 (incorporated by reference to Exhibit 10.31 of Registrant’s Annual Report on Form 10-K for the year ended March 31, 2009 filed on June 29, 2009, File No. 000-20006, Film No. 09915927).

Exhibit Number	Description

10.8	Prompt Corrective Action Directive between AnchorBank, fsb and the Office of Thrift Supervision (incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed September 8, 2010, File No. 000-20006, Film No. 101061856).

10.9*	Employment Agreement between the Bank and Chris M. Bauer effective September 5, 2014.

10.10*	Key Executive Employment and Severance Agreement between the Bank and Thomas Dolan effective September 5, 2014.

10.11*	Key Executive Employment and Severance Agreement between the Bank and Martha M. Hayes effective September 5, 2014.

10.12*	Key Executive Employment and Severance Agreement between the Bank and William T. James effective September 5, 2014.

10.13*	Key Executive Employment and Severance Agreement between the Bank and Scott M. McBrair effective September 5, 2014.

10.14*	Key Executive Employment and Severance Agreement between the Bank and Mark D. Timmerman effective September 5, 2014.

10.15	Anchor Bancorp Wisconsin Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed August 14, 2014, File No. 001-34955).

21.1*	List of Subsidiaries.

23.1*	Consent of McGladrey LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney.

101*	Financial Statements in XBRL Format.

*	Previously filed.
†	Registrant has omitted portions of the referenced exhibit and filed each exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act.

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